SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
 Act of 1934
                              (Amendment No.___)

 Filed by the Registrant       X

 Filed by a Party other than the Registrant

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   X  Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                             NOT APPLICABLE
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No: ________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________


                     MID-WISCONSIN FINANCIAL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 _______________

      The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 22, 2003, at 5:00 p.m. local time. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m. The following proposals will be presented to the shareholders at the annual meeting:

      1. The election of three Class II directors for terms that will expire at the annual meeting of shareholders to be held in 2006;

      2. Approval of the appointment of Wipfli Ullrich Bertelson LLP as independent auditor for the year ending December 31, 2003; and

      3.    Any other business that properly comes before the meeting.

      The record date for determining the holders of common stock entitled to notice of and to vote at the annual meeting or any adjournment thereof is March 3, 2003.

      PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.


March 21, 2003
                                     By order of the Board of
                                     Directors


                                     WILLIAM A. WEILAND

                                     William A. Weiland
                                     Secretary/Treasurer


                          ____________________________


              A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                                 PROXY STATEMENT

                     MID-WISCONSIN FINANCIAL SERVICES, INC.
                              132 WEST STATE STREET
                            MEDFORD, WISCONSIN 54451

                                 MARCH 21, 2003


                             SOLICITATION OF PROXIES

      We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Mid-Wisconsin Financial Services, Inc. for use at the 2003 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 5:00 p.m., at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 22, 2003. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.

                          PROXIES AND VOTING PROCEDURES

YOUR VOTE

      Your vote is important. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the company at our principal office in Medford, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the annual meeting.

      All shares represented by your properly completed proxies which have been submitted to the company prior to the meeting (and which have not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

      If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the form of proxy furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.
                                      -1-
SHAREHOLDERS ENTITLED TO VOTE

      Shareholders at the close of business on the record date are entitled to
notice of and to vote at the annual meeting.   Each share is entitled to one
vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, March 3, 2003, there were 1,684,475 shares of common stock outstanding.

QUORUM, REQUIRED VOTE AND RELATED MATTERS

      Quorum.   A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

      Broker Non-votes. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to each proposal to be voted upon. Brokers or nominees who are the holders of record of company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. If you do not give your broker or nominee specific instructions, your shares may not be voted on each proposal and will not be counted in determining the number of shares necessary for approval. In determining the vote of a shareholder on matters for which a broker or nominee does not have the authority to vote, shares held of record by the broker or nominee will be recorded as a "broker non-vote."

      Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote (Proposal No. 1). For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of three directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

      Approval of Auditor. The appointment of our independent auditor (Proposal No. 2) will be approved if more shares are voted for the proposal than are voted against the proposal. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the auditor.
                                      -2-
COSTS OF SOLICITATION

      In addition to solicitation by mail, officers, directors and regular employees of the company and its subsidiaries may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by the company.

PROXY STATEMENT PROPOSALS

      Any shareholder who intends to present a proposal at the annual meeting to be held in 2004 must deliver the written proposal to the Secretary of the company at our office in Medford, Wisconsin, not later than November 21, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      On September 30, 2002, Fred J. Schroeder and James N. Dougherty, DVM, retired from the Board. Following these retirements, the Board set the number of directors at nine. Our Board is now composed of three classes, each consisting of three directors. One class of directors is to be elected each year to serve a three-year term. Any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders. Directors may not continue to serve beyond the end of the calendar quarter in which they attain age 65.

      At the annual meeting, shareholders will be asked to elect Kathryn M. Hemer, Gene C. Knoll, and Kurt D. Mertens as Class II directors for terms which will expire at the annual meeting of shareholders to be held in 2006. Each of the candidates has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.
                                      -3-
      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTOR. The following information is furnished with respect to the nominees and all continuing directors. Unless specified, all current positions listed for a director have been held at least five years.

  NAME, AGE,                                 CLASS AND
  PRINCIPAL OCCUPATION                       YEAR IN WHICH    YEAR FIRST
  OR EMPLOYMENT AND                          TERM WILL        BECAME A
  OTHER AFFILIATIONS*                        EXPIRE           DIRECTOR
NOMINEES FOR CLASS II DIRECTOR

KATHRYN M. HEMER, 43                         Class II           1999
  Family Nurse Practitioner,                 2006
  The Medford Clinic

GENE C. KNOLL, 49                            Class II           1988
  President and Chief Executive Officer      2006
  of the company and President and
  Chief Executive Officer of
  Mid-Wisconsin Bank

KURT D. MERTENS, 47                          Class II           1997
  Secretary and Treasurer, Loos              2006
  Machine Shop, Inc.

CONTINUING DIRECTORS

KIM A. GOWEY, DDS, 49                        Class I            2000
 Cosmetic & Implant Dentistry                2005
 of Wisconsin; Chairman of
 Mid-Wisconsin Bank

JAMES P. HAGER, 51                           Class I            2000
  General Manager,                           2005
  Harmony Country Cooperatives

BRIAN B. HALLGREN, 42                        Class I            2000
  Vice President, B&B                        2005
  Engineering Corporation
                                      -4-

  NAME, AGE,                                 CLASS AND
  PRINCIPAL OCCUPATION                       YEAR IN WHICH    YEAR FIRST
  OR EMPLOYMENT AND                          TERM WILL        BECAME A
  OTHER AFFILIATIONS*                        EXPIRE           DIRECTOR
CONTINUING DIRECTORS

NORMAN A. HATLESTAD, 61                      Class III          1992
  Vice President of the Company and          2004
  President, Medford Auto Supply, Inc./NAPA

JAMES F. MELVIN, 53                          Class III          1992
  Chairman of the Board of                   2004
  the company and President of
  the Melvin Companies

ROBERT J. SCHOOFS, 49                        Class III          2000
 Corporate General Manager/CEO, Weather      2004
 Shield Mfg., Inc. and CEO, The Peachtree
 Companies, Inc. (since September, 2001)

      * Each director of the company is also a director of Mid-Wisconsin Bank.

COMMITTEES AND MEETINGS

      During 2002, the Board met eight times. All of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

      The Board does not appoint audit, compensation, or nominating committees. The functions of audit and compensation committees are fulfilled by committees appointed by the Board of Directors of Mid-Wisconsin Bank, the company's wholly owned subsidiary. Members of the Board who sit on the bank committees do so in their capacities as members of the bank's board of directors.

      Mr. Schoofs, Ms. Hemer and Mr. Hallgren serve as members of the Mid-Wisconsin Bank Audit Committee. The bank's Audit Committee held seven meetings during 2002. The committee recommends to the Board the engagement of our independent auditor and reviews with the auditor the scope and results of the audit, our internal system of accounting controls and the other professional services provided by the auditor. See "Bank Audit Committee Report, page 12."

      The Executive Committee meets between regularly scheduled Board meetings. Among other things, the Committee addresses all personnel issues of the bank, including the bank's retirement plans, health insurance and other benefit programs, and the review and recommendation of executive compensation for approval by the bank's board of directors. Mr. Melvin and Dr. Gowey serve on the bank's Executive Committee. The committee met eleven times during 2002. Stock options are granted by the Board's Stock Option Committee which
                                      -5-
makes grants of stock options pursuant to our 1999 Stock Option Plan. See "Committees' Report on Executive Compensation Policies," page 10.

      The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders. Recommendations concerning nominations with pertinent background information should be directed to the Chairman of the Board, in care of the company. The

Board has not adopted formal procedures with respect to nominee recommendations.

DIRECTOR COMPENSATION

      2002 Fees.   Mr. Knoll received no compensation for service as a director of the company or the bank. All other directors received an annual retainer of $1,800 and meeting fees of $150 for each meeting of the Board attended. Bank directors received an annual retainer of $3,000 in addition to board and committee meeting fees of $300 and $200, respectively. The Chairman of the Board received an additional annual retainer of $3,600 and the chairman of the bank's board of directors received an additional retainer of $6,600. Directors were also eligible in 2002 for special directors fees under plans of the company and the bank which provide for a maximum payment of 60% of the directors' annual retainers. Special fees are determined by the extent of the company's and bank's achievement of three key performance indicators established by the Board prior to each fiscal year. In 2002, each non-management director received $1,440 in special fees under this plan. During 2002, no director received more than the standard arrangements described above.

      2003 Fees. Mr. Knoll receives no compensation for service as a director of the company or the bank. Effective for 2003, all other directors will receive an annual retainer of $1,980 and the Chairman of the Board will receive
an additional annual retainer of $3,960.   Directors will also receive a
meeting fee of $165 for each meeting attended. Directors of the bank will receive an annual retainer of $3,300 with the chairman of the bank receiving an additional annual retainer of $7,260. Directors of the bank will also receive a meeting fee of $330 for each meeting of the Board attended, $220 for each committee meeting attended, and a fee of $440 for any all-day meeting. Bank directors are eligible for special directors' fees which provide for a maximum payment of 60% of the directors' annual retainer. Special fees are determined by the extent of the bank's achievement of three key performance indicators established by the board prior to each fiscal year. Basic annual retainer amounts are paid in stock equivalent units under the Directors' Deferred Compensation Plan described below.

      Deferred Compensation Plan. Each director's annual retainer is deferred and credited to the director's stock equivalent account under the Directors' Deferred Compensation Plan. Directors may also elect to defer committee and meeting fees and other director compensation into a stock equivalent account or a cash account. Account balances may not be transferred between funds. Stock equivalent units represent the number of shares of our common stock which could have been purchased with the amount of fees deferred if the fees had been paid in cash. A director's account is also credited with stock equivalent units representing the common stock which could have been purchased with the cash dividends which would have been paid on the accumulated stock equivalent units had they been actual common stock. No actual stock is
                                      -6-
made available to the directors under the plan. Deferred fees credited to the cash account are credited with interest each fiscal year at a rate equal to 400 basis points less than our return on equity for the preceding fiscal year. Accounts become payable after a director's termination of service in a lump sum or in installments over a period not in excess of five years. The timing and form of payments are elected by each director. In the event a director's service terminates because of a change of control of the company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. In addition to the annual retainer deferred for all directors during 2002, Dr. Gowey, Mr. Hallgren, Ms. Hemer, Mr. Hatlestad, and Mr. Schoofs elected to defer the director or meeting fees otherwise payable to them.

      Retirement Plan. Directors who complete 20 years of service are eligible to receive a retirement benefit equal to the retainer fees paid by the company and the bank during their first year of retirement. Directors who retire with less than 20 years of service receive a prorated retirement benefit (with a minimum of 50%) of the retainer fees paid by the company and the bank during their first year of retirement. Retired directors remain available for consultation for a one-year period following retirement.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      Based on information publicly available from the Securities and Exchange Commission, on the record date no shareholder was known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

      The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to us, the amount of common stock which is deemed beneficially owned on the record date by each of the directors and each of the executive officers named in the summary compensation table on page 8. The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                                       SHARES OF COMMON             PERCENT
      NAME                             STOCK BENEFICIALLY OWNED     OF CLASS
Kim A. Gowey, DDS                            31,041                  1.84%
James P. Hager                                1,000                     *
Brian B. Hallgren                               600                     *
Norman A. Hatlestad                           3,464                     *
Kathryn M. Hemer                              3,120                     *
Gene C. Knoll                                 8,586(1)                  *
James F. Melvin                              43,057                  2.56%
Kurt D. Mertens                              14,901                     *
Robert J. Schoofs                             3,150                     *
William A. Weiland                            4,657(1)                  *
All directors, nominees and executive
officers as a group (11 persons)            114,347(2)               6.79%

      *Less than 1%
      (1) Includes options exercisable by: Mr. Knoll, 2,082 shares; and Mr. Weiland, 1,461 shares.
      (2) Includes options exercisable with respect to 730 shares.

                                      -7-
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish us with copies of all section 16(a) forms filed by them with the SEC. We review copies of the section 16(a) forms received by us or rely upon written representations from certain of these reporting persons to comply with the section 16(a) regulations for purposes of this proxy statement. Based on our review of such reports and the representations of such reporting persons, we believe that all of such section 16(a) reports were filed on a timely basis.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

      The table below sets forth compensation awarded, earned or paid by us and our subsidiaries for services in all capacities during the three years ended December 31, 2002, 2001, and 2000 to our chief executive officer and each other executive officer as of December 31, 2002 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                      SUMMARY COMPENSATION TABLE

                         Annual Compensation
                                                                    Long Term
                                                                    Compensation
                                                                     Awards

                                                                    Securities
                                                                    Underlying
 Name and Principal                                   Other Annual  Options/    All Other
 Position                Year    Salary(1)    Bonus   Compensation  SARS(#)     Compensation
Gene C. Knoll            2002    $153,000    $43,065       $0           661       $27,953(2)
President and CEO        2001    $137,500    $21,000       $0           575       $26,591
and a director of the    2000    $135,000    $     0       $0           478       $23,284
company and the bank

William A. Weiland       2002    $101,000    $23,532       $0           411       $17,680(2)
Secretary and Treasurer  2001    $ 98,000    $13,720       $0           379       $13,821
of the company and Exec. 2000    $ 96,000    $     0       $0           340       $13,022
Vice President of the
bank

      (1)Includes amounts deferred under company's 401(k) plan.
      (2)Contributions under our retirement plans.

                                      -8-
STOCK OPTIONS

      Option Grants. We maintain a stock option plan pursuant to which options to purchase common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 2002 to each executive officer named in the summary compensation table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        POTENTIAL REALIZABLE
                                                        VALUE AT ASSUMED ANNUAL
                                                        RATES OF STOCK PRICE
                        INDIVIDUAL GRANTS               APPRECIATION FOR OPTION TERM

                              % of Total
              Number of       Options/
              Securities      SARs Granted to
              Underlying      Employees in
              Options/SARs    Fiscal          Exercise or
              Granted         Year            Base Price    Expiration   5%       10%
 Name         (#)                             ($/Sh)        Date       ($)(1)    ($)(1)
Mr. Knoll         575         19.1%            $26.63      12/31/12    $10,877   $28,375
Mr. Weiland       379         12.6%            $26.63      12/31/12    $ 7,169   $18,703

      (1)Assumes price of common stock is $45.55 (5%) and $75.98 (10%) on December 31, 2012. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. There is no assurance that the market price of our common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of our common stock are intended or made.

      Option Exercises And Year End Holdings. The following table sets forth information regarding the exercise of stock options in 2002 by the executive officers named in the summary compensation table and the December 31, 2002 value of unexercised stock options held by such officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION/SAR VALUES

                Shares               Number of Securities        Value of Unexercised In-
                Acquired    Value    Underlying Unexercised      the-Money Options/SARs at
                on Exercise Realized Options/SARs at FY-End (#)  FY-End ($)
 Name           (#)         ($)      Exercisable  Unexercisable  Exercisable Unexercisable
 Mr. Knoll        50         $ 0         2,082          0            $1,364      $0
 Mr. Weiland     200         $50         1,461          0            $  957      $0

                                      -9-
COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

      During 2002, compensation policies were established by the Mid-Wisconsin Bank Executive Committee. See "Committees and Meetings." The Executive Committee established and reviewed base salaries of executive officers of the bank and was also responsible for the administration of executive bonus and incentive programs. No salaries or bonuses are paid by the company to executive officers, although the company reimburses the bank for services provided to it by the bank officers.

      The compensation program for executive officers may include various grants under the 1999 Stock Option Plan. The stock option plan is administered by the Stock Option Plan Committee appointed by the Board. The Stock Option Plan Committee generally considers recommendations of the Executive Committee with respect to grants, but the Stock Option Plan Committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Executive Committee and of the Stock Option Plan Committee.

      This report describes the policies of the Executive Committee, the Stock Option Plan Committee, and the company as in effect in 2002. Policies in effect from time to time for years after 2002 may change as circumstances change and the committees deem it appropriate to revise the company's compensation programs.

      General. The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the company and the bank and to reward job performance which the Executive Committee believes to be at or above the level expected of the bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. In making compensation comparisons, the Executive Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the company. Few, if any, of those bank holding companies or banks are publicly traded or included in the Nasdaq Bank Stock Index of bank holding companies' stock performance under the heading "Stock Price Performance Graph." Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Executive Committee is, therefore, subjective.

      The bank's overall compensation policy is designed so that approximately 20% to 35% of each executive officer's compensation is directly tied to the performance of the bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the company's common stock.

      Base Salaries. The Executive Committee considers and reviews general surveys of bank or financial industry compensation prepared by the Wisconsin Bankers Association and
                                      -10-
Sheshunoff Bank Data, an independent provider of data concerning financial institutions, in order to gauge the relationship of the bank's base salary levels to the levels of comparable financial institutions. Base salaries of the company's executive officers primarily reflect the services performed for the respective bank or holding company operations for which the individual has principal management responsibilities.

      Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Executive Committee in determining appropriate increases in base compensation.

      During 2002, the Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers of the bank other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Executive Committee and the Board of the company. Criteria evaluated in connection with job performance include attainment of goals related to growth, portfolio performance and efficiency of operations. Based on such performance evaluations, the CEO made recommendations to the Executive Committee with respect to increases in the base salary of the executive officers. The Board makes the final determination of the executive officers' base salaries.

      The CEO's base salary is reviewed by the Executive Committee on the same basis as other executive officers, except that in 2002, it was the boards of directors of the bank and of the company which established individual performance objectives for the CEO and reviewed his accomplishment of those objectives. Criteria evaluated in connection with job performance relate to the satisfaction of objectives relating to growth, profitability and efficiency of operations. The Board makes the final determination of the CEO's base salary.

      Incentive Compensation Based on Financial Performance of the Company and Individual Performance. Executive officers participated in the bank's TeamBank Bonus Plan which is maintained for all bank employees. The TeamBank Bonus Plan is intended to promote shareholder value and bonuses are based on achievement of three key performance indicators. The bonuses payable under the TeamBank Bonus Plan are expected to range from approximately 2.4% to approximately 34.5% of base salary on an annual basis.

      Stock Based Compensation. Executive officers and key employees were eligible in 2002 to participate in the 1999 Stock Option Plan. The Stock Option Plan Committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the company's common stock and therefore provide an identity of interests between the executive officers and company shareholders.

      Committee Interlocks and Insider Participation. The Executive Committee met at various times throughout the 2002 fiscal year to review and establish executive compensation levels and programs. No member of the Committee or the Stock Option Plan Committee was an
                                      -11-
employee of the company or the bank in 2002. See "Committees and Compensation of the Board of Directors."

         STOCK OPTION PLAN COMMITTEE         EXECUTIVE COMMITTEE
            James P. Hager                     James F. Melvin
            Kim A. Gowey, DDS                  Kim A. Gowey, DDS
            James F. Melvin


                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

      During 2002, in the ordinary course of business, our directors and officers, directors and officers of the bank and many of their associates and the firms for which they serve as directors and officers conducted transactions with the bank. All employees of the bank are eligible to borrow up to a maximum of $50,000 at rates that are adjusted quarterly to an amount equal to the sum of (i) the average rate paid by the bank on certificates of deposit,
(ii) 1.5%, and (iii) the FDIC premium rate on deposits. All other loans to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same interest rates as those prevailing at the time for comparable transactions with unrelated persons. All loans made to directors and officers and their affiliates were subject to substantially the same collateral requirements, did not involve more than normal risk of collectability, and did not present other unfavorable features as compared to loans made to unrelated persons. We expect that transactions such as those described above will continue in the future.

                           BANK AUDIT COMMITTEE REPORT

      The Mid-Wisconsin Bank Audit Committee assists the Board in monitoring the integrity of the company's financial statements and the independence and the performance of the company's independent auditor. The Board has not adopted an audit committee charter. Each member of the Audit Committee is an "independent director" as determined in accordance with Rule 4200(a)(14) of the listing requirements for The Nasdaq Stock Market. This report summarizes the actions of the Audit Committee with respect to the company's financial statements for the last fiscal year.

      Management has primary responsibility for the company's financial statements and the filing of financial reports with the Securities and Exchange Commission. The Audit Committee met periodically with management, internal audit personnel, and representatives of Wipfli, the company's independent auditor, to review and discuss the company's financial statements prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).
                                      -12-
      The Audit Committee received from Wipfli the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee also discussed with Wipfli the independence of the firm for the purposes of expressing an opinion on the company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

      On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the company's audited financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                        MEMBERS OF THE BANK AUDIT COMMITTEE
                                        Robert J. Schoofs
                                        Kathryn M. Hemer
                                        Brian B. Hallgren

                      PROPOSAL NO. 2 - RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

      At the annual meeting, shareholders will be asked to ratify the appointment of the firm of Wipfli Ullrich Bertelson LLP ("Wipfli") as independent auditor to audit our books, records and accounts for the fiscal year ending December 31, 2003. Although action by the shareholders in this matter is not required and is not binding should the Board believe it is appropriate to retain another firm as independent auditor, the Board believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent auditor in maintaining the integrity of our financial controls and reporting. The firm has served as our auditor since 1990.

      Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

      THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF WIPFLI ULLRICH BERTELSON LLP. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.
                                      -13-
                           INDEPENDENT AUDITOR MATTERS

INDEPENDENT AUDITOR FEES

      The following table presents fees paid to our independent auditor during the 2002 and 2001 fiscal years in the categories specified:

                                        Amount
      Service                     2002            2001
      Audit Fees                $60,500         $57,750
      Audit Related Fees        $19,850         $23,823
      Tax Fees                  $10,700         $ 9,320
      All Other Fees            $     0         $     0
                                $91,050         $90,893

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph and table compares the yearly percentage change in the cumulative total shareholder return of our common stock for the five year period beginning December 31, 1997 with the Media General Midwest Regional Bank Stock Index, the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Bank Stock Index, and the Media General Financial Services' Russell 2000 Index. The Media General Financial Services Nasdaq Stock Market Index is a second industry index the company had included in the past in addition to the CRSP Bank Stock index. The Media General Midwest Bank Stock Index replaces the Media General Financial Services Nasdaq Stock Market Index, because it has, in the past, included the stock performance of the company, although the company is not included among the 101 companies currently in the index. The CRSP Nasdaq Bank Stock Index indicates the performance of the stock of financial institutions or bank holding companies over the five year period. The Russell 2000 Index includes the 2000 smallest companies in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in U.S. markets, based on market capitalization).

      The graph and table assume that the value of an initial investment in our common stock and each index on December 31, 1997 was $100 and that all dividends were reinvested. Prices of our common stock for the years ended December 31, 1998 represent the bid quotations as published in the Milwaukee Journal Sentinel and since 1998, the bid prices reported on the NASD OTC Bulletin Board. The prices do not reflect retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. There is no active established trading market in our common stock.
                                      -14-
                                STOCK PERFORMANCE

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                        Value of Hypothetical Investment
                                  December 31,

                                  1997    1998    1999    2000    2001    2002

Mid-Wi Financial Services, Inc.   $100.00 $103.86 $108.36 $90.78  $112.99 $124.09
MG Midwest Regional Bank          $100.00 $110.94 $92.07  $112.11 $113.07 $108.21
CRSP Bank Stock Index             $100.00 $ 99.40 $95.50  $108.90 $118.00 $120.60
Russell 2000 Index                $100.00 $ 97.20 $116.24 $111.22 $112.36 $88.11

        *There is no active established trading market in our common stock.
         The values represented for our common stock are based on bid quotations as published in the Milwaukee Journal Sentinel for the years ended December 31, 1998 and on the OTC Bulletin Board for all subsequent years.

                                      -15-
                         CORPORATE SUMMARY ANNUAL REPORT

      The 2002 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 2002, 2001 and 2000, has been mailed concurrently with this proxy statement to shareholders as of the record date. The 2002 Summary Annual Report and the 2002 Form 10-K Annual Report do not constitute a part of this proxy statement.


      March 21, 2003                       By order of the Board
                                           of Directors


                                           WILLIAM A. WEILAND

                                           William A. Weiland
                                           Secretary/Treasurer

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                     MID-WISCONSIN FINANCIAL SERVICES, INC.
                 PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                 APRIL 22, 2003

   The undersigned hereby appoint(s) Brian B. Hallgren and James P. Hager, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of Mid-Wisconsin Financial Services, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 22, 2003 and at any adjournments thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed below with respect to the proposals set forth in the proxy statement with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies previously given to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR.

1. Election of Class II directors: KATHRYN M. HEMER, GENE C. KNOLL, AND KURT D. MERTENS

            FOR  <square>      WITHHOLD AUTHORITY  <square>

      (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee(s) on the space provided:
      __________________________________________________________________

2. To ratify the appointment of Wipfli Ullrich Bertelson LLP as independent auditor for the year ending December 31, 2003.

           FOR   <square>      AGAINST   <square>       ABSTAIN   <square>


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

                           (CONTINUED FROM OTHER SIDE)

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                _________________________________________
                                               Signature


                                _________________________________________
                                       Signature if held jointly

                                Dated _____________________________, 2003

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.